Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSON BY THESE PRESENTS, that each of Sterling Bancshares, Inc., and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints J. Downey Bridgwater, Zach L. Wasson and James W. Goolsby, Jr., and each of them acting individually, its and his or her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its and his or her name and on its and his or her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, to sign this Registration Statement and any and all amendments (including post-effective amendments) to the Registration Statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of the 14th day of April, 2009.

SIGNATURE	TITLE

/S/ J. DOWNEY BRIDGWATER J. Downey Bridgwater	Chairman, President, and Chief Executive Officer (Principal Executive Officer)

/S/ ZACH L. WASSON Zach L. Wasson	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/S/ DAVID L. HATCHER David L. Hatcher	Lead Director

/S/ EDWARD R. BARDGETT Edward R. Bardgett	Director

/S/ GEORGE BEATTY, JR. George Beatty, Jr.	Director

/S/ ANAT BIRD Anat Bird	Director

/S/ BRUCE J. HARPER Bruce J. Harper	Director

/S/ BERNARD A. HARRIS, JR. Bernard A. Harris, Jr.	Director

/S/ GLENN H. JOHNSON Glenn H. Johnson	Director

/S R. BRUCE LABOON R. Bruce LaBoon	Director

/S/ G. EDWARD POWELL G. Edward Powell	Director

/S/ RAIMUNDO RIOJAS Raimundo Riojas E.	Director

/S/ ROLAND RODRIGUEZ Roland Rodriguez	Director

/S/ DAN C. TUTCHER Dan C. Tutcher	Director

/S/ MAX W. WELLS Max W. Wells	Director

/S/ ELIZABETH C. WILLIAMS Elizabeth C. Williams	Director